UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2010

Motorola, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 8.01, Motorola, Inc. (the “Company” or “Motorola”) announced that it is targeting the first quarter of 2011 for the completion of its planned separation (the “Separation”).  On February 11, 2010, the Company and Dr. Sanjay Jha, Co-Chief Executive Officer, Motorola and Chief Executive Officer of Motorola’s Mobile Devices business, entered into a second amendment (the “Second Amendment”) to Dr. Jha’s employment agreement, dated August 4, 2008 (the “Original Employment Agreement”).

Pursuant to the Second Amendment, effective February 11, 2010, Dr. Jha assumed responsibility for Motorola’s Home business as Co-Chief Executive Officer, Motorola and Chief Executive Officer of Motorola’s Mobile Devices and Home business.  In addition, the Second Amendment extends from October 31, 2010 to June 30, 2011:

•      The date following which Motorola must make a lump sum payment (the “Contingent Payment”) to Dr. Jha in the event the Separation has not yet occurred; and

•      The date on which Dr. Jha may terminate his employment for Good Reason if the Separation has not yet occurred.

The Second Amendment increases the Contingent Payment from $30 million (under the Original Employment Agreement) to $38 million.

Under the Original Employment Agreement, in the event that the Separation occurs, and subject to certain other conditions, Dr. Jha has a right to receive an equity award (the “Separation Equity Award”) with respect to the entity that owns the Mobile Devices business (the “MDb entity”).  The Second Amendment modifies the commitment regarding Dr. Jha’s Separation Equity Award from a fixed percentage equal to 3% of the MDb entity’s outstanding shares to a floating percentage ranging from 1.8% to 3% of the MDb entity’s outstanding shares, depending upon the market capitalization of the MDb entity following the Separation.  As contemplated by the Original Employment Agreement, the Separation Equity Award will continue to be offset by the inducement equity awards that Dr. Jha received on August 4, 2008 in his Original Employment Agreement and will continue to be allocated 90%/10% between stock options/restricted stock.  The Contingent Payment and the Separation Equity Award are alternatives:  if Dr. Jha receives the Contingent Payment, he will not receive the Separation Equity Award; if Dr. Jha receives the Separation Equity Award, he will not receive the Contingent Payment.

Finally, the Second Amendment provides that, for 2010, Dr. Jha is eligible to receive a long-term incentive plan award commensurate with his position.  The full text of the Second Amendment is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.              Other Events

On February 11, 2010, the Company issued a press release announcing that the Company is targeting the first quarter of 2011 for the completion of its planned separation. Motorola intends to separate into two independent, publicly traded companies. The Company currently expects that, upon separation, one public company will be comprised of the Company’s Mobile Devices and Home businesses and the other public company will be comprised of the Company’s Enterprise Mobility Solutions and Networks businesses.  The full text of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description

10.1	Second Amendment, dated February 11, 2010, to the Employment Agreement dated August 4, 2008, as amended, by and between Motorola, Inc. and Sanjay K. Jha

99.1	Press Release, dated February 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA, INC.
(Registrant)
	By:	/s/ Michele A. Carlin
		Name:	Michele A. Carlin
		Title:	Senior Vice President,
Human Resources
Dated: February 15, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment, dated February 11, 2010, to the Employment Agreement dated August 4, 2008, as amended, by and between Motorola, Inc. and Sanjay K. Jha

99.1	Press Release, dated February 11, 2010